UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 28, 2014

Commission File Number: 0-24260

AMEDISYS, INC.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On March 28, 2014, Amedisys, Inc. issued a press release announcing that it will close approximately 29 care centers (23 home health and six hospice) and consolidate another 25 care centers (21 home health and four hospice) with care centers servicing the same markets. These actions are expected to be completed by April 30, 2014.

As a result of these actions, we expect to incur non-recurring charges in the range of $7 to $9 million in the first quarter of 2014. These charges include lease terminations of approximately $2 to $3 million, severance payments of approximately $3 to $4 million and a non-cash other intangibles impairment charge of approximately $2 million. The cash outflow for severance payments is expected to be incurred during the second and third quarter of 2014. Lease terminations will be paid either through the remainder of the lease term or through a lease termination option, if available. These estimates are preliminary and could change materially.

A copy of this press release referred to above is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Certain Forward-Looking Statements

This press release includes forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, our ability to divest care centers currently held for sale, changes in or our failure to comply with existing Federal and State laws or regulations or the inability to comply with new government regulations on a timely basis, competition in the home health industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, changes in payments and covered services due to the economic downturn and deficit spending by Federal and State governments, future cost containment initiatives undertaken by third-party payors, our access to financing due to the volatility and disruption of the capital and credit markets, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, our ability to integrate and manage our information systems, our ability to agree on the terms of a settlement to resolve both the U.S. Department of Justice investigation and the Stark Law Self-Referral matter or fund required settlement payments in the manner currently contemplated and changes in law or developments with respect to any litigation or investigations relating the Company, including the SEC investigation, the OIG Self-Disclosure issues and various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

SECTION 7 – REGULATION FD

ITEM 7.01. REGULATION FD DISCLOSURE.

On March 28, 2014, the Company issued a press release titled “Amedisys Announces Care Center Closures and Consolidations,” a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Press Release dated March 28, 2014 titled “Amedisys Announces Care Center Closures and Consolidations” (furnished only)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC. (Registrant)

By:	/s/ Scott G. Ginn
Scott G. Ginn
Senior Vice President of Accounting and Controller (Principal Accounting Officer)

DATE: March 28, 2014

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 28, 2014 titled “Amedisys Announces Care Center Closures and Consolidations” (furnished only)

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